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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   April 12, 2001
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                        TEAMSTAFF, INC.
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(Exact name of Registrant as specified in charter)

       New Jersey                       0-18492                                       22-1899798
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(State or other jurisdic-        (Commission                                      (IRS Employer
 tion of incorporation)           File Number)                         Identification No.)


       300 Atrium Drive, Somerset, N.J.                                                   08873
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        (Address of principal executive offices)                                       (Zip Code)
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Registrant's telephone number, including area code  (732) 748-1700
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         (Former name or former address, if changed since last report.)



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ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 5.         OTHER EVENTS
ITEM 9.         REGULATION FD DISCLOSURE


        TeamStaff, Inc. ("Teamstaff or the "Company") and BrightLane.com, Inc.
("BrightLane") announced that the parties had complete their due diligence stage of the proposed transaction in which TeamStaff will acquire Brightlane through the merger of a newly formed subsidiary with BrightLane. Under the terms of the Agreement and Plan of Merger entered into on March 6, 2001, TeamStaff will issue to the shareholders of BrightLane approximately 8,066,000 shares of TeamStaff
Common Stock.

        In a related transaction on April 12, 2001,BrightLane purchased
3,500,000 shares of newly created Series A Convertible Preferred Stock of
TeamStaff for a purchase price of $3,500,000. The preferred stock is convertible at the conversion rate of 70% of the market price of TeamStaff's
Common Stock at the time of conversion, provided, however, in no event will BrightLane be entitled to receive more than 1,500,000 shares of TeamStaff
Common Stock. The preferred stock may not be converted unless (i) the Agreement and Plan of Merger is terminated or (ii) the transaction is not consumated by September 30, 2001. In the event the acquisition of BrightLane is consummated, the preferred stock will be retired. There are no voting rights related to the preferred stock. The purchase was consummated pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder

        TeamStaff used the proceeds of the purchase in order to prepay approximately $3,600,000 of debt (including interest and related fees) owed to its primary lender FINOVA Capital Corporation. This early paydown allowed
TeamStaff to save approximately $475,000 in reduced interest and other expenses charged by its financial lender. Under the terms of its agreement with FINOVA
Capital Corporation (FINOVA), the Company will save $325,000(part of the $475,000) in fees if it retires all its debt with FINOVA by September 30, 2001
 .As part of its loan agreement with FINOVA, the Company had incurred a $500,000 success fee when the Synadyne loan entered its second loan year on April7, 2001.
The Company will take a $175,000 pre-tax charge to earnings in the third Fiscal quarter to account for the success fee required to be paid prior to retiring the debt. For the quarter, this will only represent an increase in interest expenses of $50,000 since the Company would have normally been amortizing the $500,000 fee each quarter. The Company estimates that it will consummate the merger with BrightLane in July, which will allow it to retire all its debt with FINOVA.

        The parties have also received fairness opinions from their respective investment banks and are proceeding to prepare and file with the SEC a Joint
Proxy Statement/Registration Statement in order to schedule their respective shareholder meetings. The parties anticipate filing the Joint Proxy
Statement/Registration Statement for SEC review in late April or early May and expect to complete the acquisition in July 2001.


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        Consummation of the transaction is subject to normal closing conditions and approval of the shareholders of each party. The parties anticipate holding shareholders' meetings in late July, 2001. In addition, either party may terminate the agreement for material adverse changes in the representations and warranties contained in the agreement.

ITEM 7 FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

(a)(b)  Financial Statements of Businesses Acquired and Pro Forma Financial
        Information

        Not Applicable

(c)     Exhibits.

        3.1     Form of Certificate of Designation of Series A Preferred Stock

        10.1 Form of Stock Purchase Agreement dated as of April 6, 2001 between TeamStaff, Inc. and BrightLane.com, Inc.

        10.2 Form of Registration Rights Agreement dated as of April 6, 2001 between TeamStaff, Inc. and BrightLane.com, Inc.

        10.3    Press Release of TeamStaff, Inc. dated April 16, 2001.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2001                             TEAMSTAFF,  INC.
                                                  (Registrant)

                                                  By  /s/ DONALD KAPPAUF
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                                                   Donald Kappauf
                                                   Chief Executive Officer



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